SUBSIDIARIES OF THE REGISTRANT


Parent
IBT Bancorp, Inc.
                                                  State or Other
                                                   Jurisdiction      Percentage
Subsidiaries                                     of Incorporation     Ownership
------------                                     ----------------     ---------
Irwin Bank & Trust Company                         Pennsylvania         100%

Subsidiaries of Irwin Bank & Trust Company
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T.A. of Irwin, LP                                  Pennsylvania          85%